EXHIBIT 4.2
AMENDMENT NO. 1
TO THE
DECLARATION OF TRUST
OF
REGIONS FINANCING TRUST II
     This Amendment No. 1 to the Declaration of Trust of Regions Financing Trust II (the “Trust”), dated as of March 16, 2007 (this “Amendment”), is made and entered into among Regions Financing Corporation, a Delaware corporation, as depositor (the “Depositor”), Deutsche Bank Trust Company Americas, a New York banking corporation, and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as trustees (the “Trustees”).
     W I T N E S S E T H
     WHEREAS, the Trust is a Delaware statutory trust that was created under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Act”) pursuant to (i) the Declaration of Trust of the Trust, dated as of January 26, 2001 (the “Declaration”), and (ii) the Certificate of Trust of the Trust, dated as of January 26, 2001, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 26, 2001; and
     WHEREAS, Bankers Trust Company and Bankers Trust (Delaware), the original trustees named in the Declaration have changed their names to Deutsche Bank Trust Company Americas and Deutsch Bank Trust Company Delaware, respectively.
     WHEREAS, the Depositor and the Trustees desire to amend the Declaration as set forth herein pursuant to the Declaration.
     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
I. AMENDMENTS.
A.	The first paragraph of the Declaration is hereby deleted in its entirety and replaced with the following:

“This Declaration of Trust, dated as of January 26, 2001 (this “Declaration”), is entered into by and among Regions Financial Corporation, a Delaware corporation, as depositor (the “Depositor”), Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as trustee (collectively, the “Trustees”). The Depositor and the Trustees hereby agree as follows:”

B.	All references in the Declaration to the “Bankers Trust Company” are hereby deleted and the “Deutsche Bank Trust Company Americas” is hereby substituted in lieu thereof.

C.	All references in the Declaration to the “Bankers Trust (Delaware)” are hereby deleted and the “Deutsche Bank Trust Company Delaware” is hereby substituted in lieu thereof.

D.	All references in the Declaration to “Business Trust Act” are hereby deleted and “Statutory Trust Act” is hereby substituted in lieu thereof.

C.	All references in the Declaration to “business trust” are hereby deleted and “statutory trust” is hereby substituted in lieu thereof.
II. MISCELLANEOUS.
     A. Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.
     B. Full Force and Effect. Except to the extent modified hereby, the Declaration shall remain in full force and effect.
     C. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.
     D. Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.
     E. Effectiveness of Amendment. This Amendment shall be effective immediately upon execution.
     F. Capitalized Terms. Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

REGIONS FINANCIAL CORPORATION, as Depositor
By:	/s/ Eric Haas
	Name:	Eric Haas
	Title:	Executive Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ Yana Kalachikova
	Name:	Yana Kalachikova
	Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY DELAWARE, as Trustee
By:	/s/ Elizabeth B. Ferry
	Name:	Elizabeth B. Ferry
	Title:	Assistant Vice President